SCHEDULE II

INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

      					SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-YOUNG BROADCASTING

          GAMCO INVESTORS, INC.
                       4/27/04              211            17.9858
                       4/27/04            7,300            18.1227
                       4/27/04            5,000            18.1558
                       4/27/04            2,000            18.0000
                       4/26/04              300-           17.7755
           GABELLI FUNDS, LLC.
               GABELLI VALUE FUND
                       4/27/04           20,000            18.1600

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.